Exhibit 99.1

CONTACTS:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS
Sherrie Gutierrez	Laura Guerrant
Aviza Technology, Inc.	Guerrant Associates
Corporate Marketing Manager	Principal
Phone: +1 (831) 439-6382	Phone: +1 (808) 882-1467
Fax: +1 (831) 439-6223	Fax: +1 (808) 882-1267
sherrie.gutierrez@aviza.com	lguerrant@guerrantir.com

FOR IMMEDIATE RELEASE

AVIZA TECHNOLOGY ANNOUNCES FISCAL YEAR 2007

FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

SCOTTS VALLEY, Calif., November 29, 2007—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets, today reported results for the fourth quarter and year-end of fiscal year 2007, which ended September 28, 2007.

FINANCIAL HIGHLIGHTS

•                  Fiscal year 2007 net sales of $231.4 million increased 43.9% over fiscal year 2006 net sales.

•                  Fiscal year 2007 gross margin improved to 30.9% from fiscal 2006 gross margin of 27.5%.

•                  Fiscal year 2007 income from operations of $5.5 million increased over fiscal year 2006 loss from operations of $8.7 million.

•                  Fiscal year 2007 net income of $383,000, or $0.02 per share, increased over fiscal year 2006 net loss of $14.7 million, or ($1.31) per share.

•                  Gross margin for the fourth quarter of 2007 was 31.0%, a marginal decline from third quarter 2007 gross margin of 31.7%.

•                  Shipments for the fourth quarter of fiscal 2007 were $45.5 million.

Jerry Cutini, Aviza’s president and chief executive officer, said, “During the year we increased the effectiveness of our outsourcing strategy, and added new customers, notably in the logic and flash markets.  In addition, we made substantial inroads into the 3D-IC arena, as well as emerging markets for MEMS and power devices, which have enabled us to improve the balance of our business opportunities.  Our product breadth is a competitive advantage for Aviza, and we believe that we are well positioned to capitalize on the next market upturn.”

Cutini continued, “While our results for the fourth quarter were impacted by a challenging business environment resulting from the continued decline of DRAM prices, we were able to conclude fiscal year 2007 with a number of achievements.  By maintaining our focus on our strategic initiatives and diversification plan, we improved our financial metrics on a year-over-year basis.  Not only were we profitable for fiscal 2007, but we held margins relatively steady over the course of the year.”

BUSINESS HIGHLIGHTS – FISCAL 2007 FOURTH QUARTER

•                  Aviza received an order for its CelsiorTM fxP single-wafer atomic layer deposition (ALD) system from SVTC Technologies, a U.S.-based process development foundry for established and start-up semiconductor companies. SVTC is installing this capability for its customers who have requirements for ultra-thin high-k and metal films for Flash, non-volatile memory and high-voltage applications.  The SVTC order marks a significant milestone, as it demonstrates the potential for Aviza’s ALD process and technology capabilities outside of the traditional DRAM market into other areas such as Flash and nanotechnology applications.

•                  Aviza entered into a joint development program (JDP) with Mosel Vitelic Corporation (MVC).  As part of this collaboration, Aviza and MVC will jointly develop advanced ALD materials for next-generation Flash applications.  The program will utilize Aviza’s Celsior fxP single-wafer ALD system for the development of these films.

•                  Aviza shipped its Omega fxP deep silicon (DSi) etch system to STMicroelectronics (NYSE:STM). The system is being used for manufacturing leading-edge MEMS (Micro Electro-Mechanical Systems) devices at ST’s new 200mm facility in Agrate, Italy, Europe’s first 200mm volume production MEMS fabrication plant.

FORECAST – FISCAL 2008 FIRST QUARTER ENDING DECEMBER 28, 2007

The Company’s guidance for the first quarter of fiscal 2008 is predicated on continued softness in the DRAM market.  Aviza expects that net sales will be in the range of $30 million to $35 million, with an operating loss in the range of approximately $8.0 - $9.0 million.

CONFERENCE CALL INFORMATION

Aviza Technology has scheduled a conference call today to discuss the Company’s financial results for the fiscal 2007 fourth quarter and year-end.  The call will be hosted by Jerry Cutini, president and chief executive officer, and Patrick O’Connor, executive vice president and chief financial officer.

Investors will have the opportunity to listen to the conference call over the Internet.  To listen to the live web cast today at 4:30 p.m. EST / 1:30 p.m. PST, log on to the Aviza website at www.aviza.com.  To access the live conference call today at 4:30 p.m. EST / 1:30 p.m. PST, dial 303-262-2140 or 800-218-0204.

A digital replay will be available on Aviza’s website at www.aviza.com under “Calendar of Events” in the “Investors” section of the website two hours after the conclusion of the conference call.

A telephone replay will also be available two hours after the conclusion of the conference call from November 29 to December 3, 2007. You may access the telephone replay by dialing 303-590-3000 or 800-405-2236 and entering confirmation code 11096967#.

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SAFE HARBOR STATEMENT

This press release contains forward-looking statements.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur.  These forward-looking statements include, but are not limited to, the statements made by Jerry Cutini and all statements containing the words “believes,” “expects,” “forecast,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.  Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: variability of our revenues and financial performance; risks associated with product development and technological changes; the acceptance of our products in the marketplace by existing and potential future customers; disruption of operations or increases in expenses due to our involvement in litigation or caused by civil or political unrest or other catastrophic events; general economic conditions and conditions in the semiconductor industry in particular; the continued employment of our key personnel and risks associated with competition.  Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings that we have made, particularly in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available from us without charge.  Please review these filings and do not place undue reliance on these forward-looking statements.  We assume no obligation to update these forward-looking statements.

About Aviza Technology, Inc.

Aviza Technology, Inc. designs, manufactures, sells and supports advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets.  The company’s systems are used in a variety of segments of the semiconductor market, such as advanced silicon for memory devices, advanced 3-D packaging and power integrated circuits for communications.  Aviza’s common stock is publicly traded on the NASDAQ Global Market (NASDAQ GM: AVZA).  Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the United Kingdom, Germany, France, Taiwan, China, Japan, Korea, Singapore and Malaysia.  Additional information about the company can be found at http://www.aviza.com.

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AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 28,	September 29,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$23,087	$10,722
Accounts receivable, net	37,202	26,763
Inventory	45,529	54,499
Prepaid expenses and other current assets	5,317	6,638

Total current assets	111,135	98,622

Property and equipment - net	31,781	25,266

Intangible and other assets	5,164	5,218

TOTAL	$148,080	$129,106

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Bank borrowing - short term	$15,043	$28,632
Accounts payable	22,536	30,792
Warranty liability	11,222	10,816
Accrued liabilities	13,391	13,716

Total current liabilities	62,192	83,956

NOTE PAYABLE - Long term	14,490	6,256

Total liabilities	76,682	90,212

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock	118,402	88,657
Accumulated deficit and accumulated other comprehensive loss	(47,004)	(49,763)

Total stockholders’ equity (deficit)	71,398	38,894

TOTAL	$148,080	$129,106

AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended			Fiscal Year Ended
	September 28,	June 29,	September 29,	September 28,	September 29,
	2007	2007	2006	2007	2006
NET SALES	$50,184	$57,421	$52,014	$231,435	$160,860

COST OF GOODS SOLD	34,619	39,246	34,774	159,922	116,548

GROSS PROFIT	15,565	18,175	17,240	71,513	44,312

OPERATING EXPENSES:
Research and development costs	8,086	8,101	7,568	31,901	25,311
Selling, general and administrative costs	9,270	8,217	8,920	34,116	27,312
In-process research and development	—	—	—	—	373

Total operating expenses	17,356	16,318	16,488	66,017	52,996

INCOME (LOSS) FROM OPERATIONS	(1,791)	1,857	752	5,496	(8,684)

OTHER INCOME (EXPENSE):
Interest income	92	146	62	375	194
Interest expense	(468)	(663)	(1,351)	(3,445)	(5,517)
Other income (expense) - net	11	(449)	29	(415)	(100)

Total other income (expense)	(365)	(966)	(1,260)	(3,485)	(5,423)

INCOME (LOSS) BEFORE INCOME TAXES	(2,156)	891	(508)	2,011	(14,107)

INCOME TAXES	450	382	271	1,628	581

NET INCOME (LOSS)	$(2,606)	$509	$(779)	$383	$(14,688)

Income (Loss) per share:
Basic	$(0.12)	$0.02	$(0.05)	$0.02	$(1.31)
Diluted	$(0.12)	$0.02	$(0.05)	$0.02	$(1.31)

Weighted average common shares:
Basic	20,845,315	20,763,221	16,145,091	18,824,561	11,209,200
Diluted	20,845,315	21,607,161	16,145,091	19,606,214	11,209,200